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                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549



                                 FORM 8-K


                              CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d)
                  OF THE SECURITIES EXCHANGE ACT OF 1934


             DATE OF REPORT (Date of Earliest Event Reported):

                               MARCH 1, 1994







			NATIONAL INTERGROUP, INC.

	(Exact Name of Registrant as Specified in its Charter)





      DELAWARE                1-8549                  25-1425889
  (State or Other          (Commission                  (I.R.S.
  Jurisdiction of          File Number)                 Employer
  Incorporation or                                   Identification
  Organization)                                         Number)


1220 Senlac Drive,
Carrollton, Texas                                        75006
(Address of Principal                                 (Zip Code)
Executive Offices)


Registrant's Telephone Number, including area code: (214) 446-4800

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Item 5.   Other Events.


     On March 1, 1994, National Intergroup, Inc. (the "Registrant") proposed to the board of directors of FoxMeyer Corporation
("FoxMeyer"), its 80.5%-owned subsidiary, a business combination in which a subsidiary of the Registrant would merge with and into FoxMeyer (the "Proposed Merger").

     In the Proposed Merger, each share of common stock of FoxMeyer, other than those held by the Registrant, would receive $14.75 principal amount of a new issue of 8.25% Senior Notes due 2004 (the "Senior Notes") of FoxMeyer Holding Corporation, a corporation which will be created for the purpose of holding a majority of FoxMeyer's outstanding shares of common stock. On March 1, 1994, there were 5,510,000 shares of common stock of FoxMeyer not already owned by the Registrant. If the Proposed Merger takes place as presently proposed, FoxMeyer Holding Corporation would issue an aggregate of $81,272,500 principal amount of the Senior Notes.

     The board of directors of FoxMeyer responded to the Registrant's proposal by forming a special committee consisting of directors not affiliated with the Registrant to consider the Proposed Merger.

     Attached hereto and incorporated herein by reference is the press release issued by the Registrant and FoxMeyer in connection with the Proposed Merger.


Item 7.   Exhibits.


     (1) Text of Press Release issued by the Registrant and FoxMeyer, dated March 1, 1994.

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                                SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.







DATE: March 2, 1994

NATIONAL INTERGROUP, INC.

By:
/s/ Edward L. Massman
Edward L. Massman
Controller